Equity Loan Agreement
                               and Promissory Note


Employee Name: Ulf Wiinberg
Loan Amount: $250,000.00                        Dates Issued:    (1) 4/4/02


Property Address:   [Home Address]
                    Basking Ridge, New Jersey 07920

For value received, the undersigned, Ulf and Gunilla Wiinberg (hereinafter "Makers"), jointly and severally, promise to pay to Wyeth (hereinafter "Lender"), or its order, at its designated office or at such other place within the United States of America that Lender may designate in writing to the undersigned, the principal sum of Two Hundred and Fifty Thousand Dollars ($250,000.00), payable as follows: (i) $145,000 payable on the date the Makers sign this Note (the "Downpayment") and (ii) the remainder payable in accordance with the contract dated March 13, 2002 (the "Contract") between the Makers and George and Diane Garrison). The principal sum together with interest at the rate of 2.88% per annum shall be payable in three installments, 25% on March 15, 2003, 25% on March 15, 2004 and 50% on March 15, 2005, provided, however, that if Mr. Wiinberg's employment with Wyeth terminates for any reason whatsoever such principal sum together with interest thereon shall be repaid within 90 days following such date of termination. If the Contract is not consummated, the Downpayment will be immediately due and payable to the Lender.

In consideration of Lender's entering into this agreement and promissory note (hereinafter, collectively referred to as this "Note"):

(a) The Makers represent that the loan will be used solely for the purpose of purchasing a new principal residence in connection with a transfer to a new principal place of employment and that neither the former nor the new principal residence is or will be located outside the United States.
(b) The Makers represent that the Makers have no intention of converting Makers' new principal residence to business or investment use.
(c) The Makers agree that the obligations and benefits under this Note are personal to the Makers and may not be transferred, assigned or otherwise disposed of to any person.
(d) The Makers agree that their new principal residence will not be made subject to any further lien, indebtedness or encumbrance by either Makers' affirmative act or failure to act subsequent to signing this Note.
(e) The Makers hereby represent that they intend to and will itemize their deductions on the Federal Income Tax returns.

This Note shall be subordinate to the primary mortgage entered into by the Makers upon the closing of the Contract but shall be superior to any other indebtedness made by the Makers with respect to the property that is the collateral security for this Note.

This Note may be prepaid in full or in part at any time without premium or penalty. All prepayments shall be applied first to the payment of any costs of collection that may be due hereunder, and the balance shall be applied to principal.

If all or any portion of the indebtedness evidenced hereby is not paid when due
(i) Lender or holder may immediately exercise any right of setoff and enforce any lien or security interest securing payment hereof and (ii) this Note shall accrue interest at a rate equal to the lower of seven percent (7%) per annum or the highest maximum rate permitted by applicable law.

Time is of the essence. No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note. A waiver on any occasion shall not be construed as a bar to or waiver of any such right or remedy on a future occasion.

The Makers, endorsers, sureties, guarantors and all other persons liable for all or any part of the indebtedness evidenced by this Note jointly and severally waive valuation and appraisement, presentment for payment, protest, notice of protest, dishonor, notice of dishonor, demand, notice of non-payment, and the benefit of all laws now or hereafter enacted affording any right to a stay of execution or extension of time for payment or exempting any property of such person from levy and sale upon execution of any judgment obtained by the holder under this Note. Such parties hereby consent without affecting their liability to extension or alteration of the time or terms of payment hereof, any renewal, any release of any or all part of any security given for the payment hereof, any acceptance of additional security of any kind, and any release of, or resort to, any party liable for payment hereof, and such parties shall remain bound in the same capacities as prior thereto upon each such event.

Makers agree that the obligation to pay all principal and other amounts owing hereunder is absolute and unconditional under all circumstances. In the event of any litigation in connection with this Note, Makers waive any right to trial by jury and agrees not to assert any counterclaim, defense, offset or abatement of any nature.

Makers and any endorsers and guarantors hereof, and all others who may become liable for all or any part of this obligation, severally waive Makers agree to pay the holder hereof all out-of-pocket expenses and costs of collection including, but not limited to, reasonable attorneys' fees incurred by the holder hereof in enforcing or attempting to enforce this Note (whether or not a suit is commenced); and such costs, fees and expenses shall be added to the principal amount due under this Note.

This Note may not be changed or modified in any way, nor may any provision hereof be waived, except by a written instrument duly executed by the holder hereof.

This Note will inure to the benefit of the Lender, its legal representatives, successors, transferees and assigns. This Note may be transferred and assigned by Lender at any time.

This Note shall be governed by the laws of the State of New Jersey.


Maker:   /s/ Ulf Wiinberg                               Date: April 9, 2002
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Social Security No.        XXX-XX-XXXX
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Maker: /s/ Gunilla Wiinberg                             Date: April 9, 2002
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Social Security No.        XXX-XX-XXXX
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